Exhibit 10.2

FORM OF SIMON PROPERTY GROUP

EXECUTIVE OFFICER

LTIP WAIVER

April 18, 2014

[                                 ]

225 West Washington Street

Indianapolis, IN 46204

Re: LTIP Unit Adjustment Waiver

Reference is hereby made to the Simon Property Group, L.P. 1998 Stock Incentive Plan (Amended and Restated May 17, 2012), and further amended February 13, 2014 and April 4, 2014, as it subsequently may be amended from time to time (the “Plan”), and the Simon Property Group Series 2012 / 2013 / 2014 LTIP Award Agreements, as the same have been amended and/or restated  (collectively, the “2012 / 2013 / 2014 Award Agreements”), and the Certificate of Designation of Series 2012 LTIP Units of Simon Property Group, L.P. (collectively, the “Certificates of Designation”), pursuant to which you hold LTIP Units (as defined in the Plan) that are LTIP Units (as defined in the 2012 / 2013 / 2014 Award Agreements and Certificates of Designation) (the “Applicable LTIP Units”).

Pursuant to a Separation and Distribution Agreement to be executed, by and between Simon Property Group, Inc. (“SPG”), Washington Prime Group Inc. (“WPG”), Simon Property Group, L.P. (“SPG L.P.”) and Washington Prime Group, L.P. (“WPG L.P.”), as may be amended from time to time (the “Separation Agreement”), it is expected that SPG will effectuate and cause to be effectuated the separation of a portion of the businesses of SPG L.P., consisting of its strip centers and smaller enclosed malls and their associated assets and liabilities (the “WPG Business”) from the remainder of SPG L.P.’s businesses (the “Separation”).  In connection with the Separation, SPG L.P. and certain of its subsidiaries will contribute certain assets and liabilities to WPG L.P. in exchange for limited partnership interests in WPG L.P., and SPG L.P. will then distribute, in one or more distributions, all of the WPG L.P. limited partnership interests held by SPG L.P. to the holders of record, as of the Record Date (as defined in the Separation Agreement), of limited partner interests in SPG L.P. (the “SPG L.P. Distribution”).  Following the SPG L.P. Distribution it is expected that SPG will distribute pro-rata to SPG’s stockholders all of the outstanding common shares of WPG, a newly-formed entity holding approximately 84% of the interests in WPG L.P., as a result of which WPG will become an independent, publicly-traded company (the “Distribution”).

In accordance with Sections 2.3 and 2.4 of the Certificate of Designation, you acknowledge that you will not be entitled to participate in the SPG L.P. Distribution with respect to the Applicable LTIP Units either by (i) receiving any limited partnership interests in WPG LP, or (ii) increasing the number of Applicable LTIP Units that may be earned by you pursuant to the 2012 / 2013 / 2014 Award Agreements.  You hereby further agree, acknowledge and consent that, notwithstanding anything in the Plan, the 2012 / 2013 / 2014 Award Agreements, the Certificates of Designation (including Section 2.2 thereof), the Separation Agreement or other document or agreement to the contrary, the SPG L.P. Distribution shall be deemed to not affect the one-to-one correspondence between the Applicable LTIP Units and SPG L.P. limited partnership units for conversion, distribution or any other purposes, and that no adjustment shall be made to or in respect of the number of Applicable LTIP Units as a result of the SPG L.P. Distribution.

Except as otherwise expressly provided herein, the Certificate of Designation, the 2012 / 2013 / 2014 Award Agreements and the Plan shall remain in full force and effect.

SIMON PROPERTY GROUP, INC., a Delaware corporation

By:
	Name:	James M. Barkley
	Title:	General Counsel and Secretary

SIMON PROPERTY GROUP, L.P., a Delaware limited partnership
	By:	Simon Property Group, Inc.,
a Delaware corporation, its general partner

By:
	Name:	James M. Barkley
	Title:	General Counsel and Secretary

Agreed and Acknowledged:

Name:

Date: April , 2014